Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 22, 2025 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended September 30, 2025 of $25.6 million, or $0.89 diluted earnings per share, compared to net income of $18.6 million, or $0.63 diluted earnings per share, for the quarter ended September 30, 2024.

One-Time Items
The financial results for the quarter included tax-free bank owned life insurance ("BOLI") death benefit claims of $967 thousand, which represented $0.03 diluted earnings per share.

Loans
Gross loans and leases decreased $15.7 million, or 0.2% (0.8% annualized), from June 30, 2025 and $41.1 million, or 0.6% (0.8% annualized), from December 31, 2024, primarily due to decreases in commercial and residential mortgage loans and lease financings, partially offset by increases in construction, commercial real estate and home equity loans. Gross loans and leases increased $54.7 million, or 0.8%, from September 30, 2024, primarily due to increases in construction, commercial real estate, residential mortgage and home equity loans, partially offset by decreases in commercial loans and lease financings.

Deposits and Liquidity
Total deposits increased $635.5 million, or 9.7% (38.8% annualized), from June 30, 2025 and $458.9 million, or 6.8% (9.1% annualized), from December 31, 2024, primarily due to seasonal increases in public funds deposits and increases in commercial and brokered deposits, partially offset by a decrease in consumer deposits. Total deposits increased $364.0 million, or 5.3%, from September 30, 2024, primarily due to increases in public funds deposits and increases in commercial and brokered deposits, partially offset by a decrease in consumer deposits.

Noninterest-bearing deposits totaled $1.4 billion and represented 19.3% of total deposits at September 30, 2025, compared to $1.5 billion representing 22.2% of total deposits at June 30, 2025. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.6 billion and $1.5 billion at September 30, 2025 and June 30, 2025, respectively. This represented 22.0% of total deposits at September 30, 2025, compared to 23.0% at June 30, 2025.

As of September 30, 2025, the Corporation and its subsidiaries reported cash and cash equivalents totaling $816.7 million, which reflected the $662.2 million increase in interest-earning deposits with other banks in the third quarter, and had committed borrowing capacity of $3.6 billion, of which $1.8 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $457.0 million at September 30, 2025. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $61.3 million for the third quarter of 2025 increased $8.1 million, or 15.3%, from the third quarter of 2024 and $1.8 million, or 3.0%, from the second quarter of 2025. The increase in net interest income for the third quarter of 2025 compared to the third quarter of 2024 was primarily driven by higher average balances on loans and cash and cash equivalents and increased loan yields, as well as a reduction in our overall cost of funds. The increase in net interest income for the third quarter of 2025 compared to the second quarter of 2025 was primarily driven by the increased average balance and yields on cash and cash equivalents and increased loan yields, which outpaced a decline in average loan balances.

Net interest margin, on a tax-equivalent basis, was 3.17% for the third quarter of 2025, compared to 3.20% for the second quarter of 2025 and 2.82% for the third quarter of 2024. Excess liquidity reduced net interest margin by approximately 16 basis points for the quarter ended September 30, 2025 compared to approximately four basis points for the quarter ended June 30, 2025 and approximately nine basis points for the quarter ended September 30, 2024. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.33% for the quarter ended September 30, 2025 compared to 3.24% for the second quarter of 2025 and 2.91% for the third quarter of 2024.

Noninterest Income
Noninterest income for the quarter ended September 30, 2025 was $21.9 million, an increase of $1.8 million, or 8.8%, from the comparable period in the prior year.

BOLI income increased $987 thousand, or 107.2%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to death benefit claims.

Other service fee income increased $601 thousand, or 33.1%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year. The three months ended September 30, 2025 included a $306 thousand valuation allowance recorded on mortgage servicing rights, compared to a $785 thousand valuation allowance recorded in the third quarter of 2024, each of which were driven by the decrease in interest rates during the respective periods and the impact on prepayments speed assumptions.

Investment advisory commission and fee income increased $352 thousand, or 6.6%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to new customer relationships and the appreciation of assets under management and supervision.

Service charges on deposit accounts increased $265 thousand, or 13.0%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to an increase in treasury management income.

Insurance commission and fee income increased $230 thousand, or 4.4%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to an increase in commercial line premiums.

Net gain on mortgage banking activities decreased $448 thousand, or 34.6%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to decreased salable volume.

Other income decreased $316 thousand, or 22.6%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to a decrease of $303 thousand in gains on sale of Small Business Administration loans.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2025 was $50.7 million, an increase of $2.1 million, or 4.4%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $950 thousand, or 3.1%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily due to annual merit increases and an increase in incentive compensation due to increased profitability, partially offset by an increase in capitalized compensation driven by higher loan production.

Other expense increased $967 thousand, or 14.8%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year due to increases in the Pennsylvania bank shares tax expense and loan workout fees, primarily related to one commercial real estate loan relationship.

Professional fees increased $297 thousand, or 18.8%, for the quarter ended September 30, 2025 compared to the comparable period in the prior year, primarily driven by an increase in consultant fees for data integration resources.

Tax Provision
The effective income tax rate was 20.0% for the quarter ended September 30, 2025, compared to an effective tax rate of 20.6% for the quarter ended September 30, 2024. The effective tax rate for the three months ended September 30, 2025 was favorably impacted by proceeds of BOLI death benefits received in the period. Excluding the BOLI death benefits, the effective tax rate was 20.7% for the three months ended September 30, 2025.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $52.1 million at September 30, 2025, $50.6 million at June 30, 2025, and $36.6 million at September 30, 2024. During the third quarter, a $1.4 million residential real estate loan was transferred to other real estate owned. During the second quarter, a $23.7 million commercial loan relationship was placed on nonaccrual status due to, among other things, suspected fraud. Subsequent to the relationship being placed on nonaccrual status, a $7.3 million charge-off was recognized during the quarter.

Net loan and lease charge-offs were $480 thousand for the three months ended September 30, 2025 compared to $7.8 million and $820 thousand for the three months ended June 30, 2025 and September 30, 2024, respectively.

The provision for credit losses was $517 thousand for the three months ended September 30, 2025 compared to $5.7 million and $1.4 million for the three months ended June 30, 2025 and September 30, 2024, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at September 30, 2025, June 30, 2025, and September 30, 2024.

Dividend and Share Repurchases
On October 22, 2025, Univest declared a quarterly cash dividend of $0.22 per share to be paid on November 19, 2025 to shareholders of record as of November 5, 2025. During the quarter ended September 30, 2025, the Corporation repurchased 255,010 shares of common stock at an average price of $30.16 per share. Including brokerage fees and excise tax, the average cost per share was $30.49. As of September 30, 2025, 750,627 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss third quarter 2025 results on Thursday, October 23, 2025 at 9:00 a.m. EDT. Participants may preregister at https://www.netroadshow.com/events/login/LE9zwo3gnOYXfXQJhlFjaq4KDhkgm0Ne3b3. The general public can access the call by dialing 1-833-470-1428; using Access Code 288002. A replay of the conference call will be available through October 30, 2025 by dialing 1-866-813-9403; using Access Code 734075.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.6 billion in assets and $5.7 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2025. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; (12) the impacts of the current government shutdown; (13) the failure to maintain current technologies and to successfully implement future information technology enhancements; (14) technological issues that may adversely affect our operations or those of our customers; (15) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (16) changes in the securities markets; (17) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (18) our ability to enter into new markets successfully and capitalize on growth opportunities; (19) changes in investor sentiment or consumer spending or savings behavior; and/or (20) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2025
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
ASSETS
Cash and due from banks	$70,843	$76,624	$73,319	$75,998	$78,346
Interest-earning deposits with other banks	745,896	83,741	95,815	252,846	426,354
Cash and cash equivalents	816,739	160,365	169,134	328,844	504,700
Investment securities held-to-maturity	126,040	128,455	130,889	134,111	137,681
Investment securities available for sale, net of allowance for credit losses	368,393	366,421	364,503	357,361	354,100
Investments in equity securities	2,413	1,801	1,667	2,506	2,406
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	39,617	36,482	35,732	38,980	40,235
Loans held for sale	6,330	17,774	13,150	16,653	17,131
Loans and leases held for investment	6,785,482	6,801,185	6,833,037	6,826,583	6,730,734
Less: Allowance for credit losses, loans and leases	(86,527)	(86,989)	(87,790)	(87,091)	(86,041)
Net loans and leases held for investment	6,698,955	6,714,196	6,745,247	6,739,492	6,644,693
Premises and equipment, net	46,245	47,140	47,175	46,671	47,411
Operating lease right-of-use assets	26,536	27,278	27,182	28,531	29,260
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,537	7,967	8,061	8,309	7,158
Bank owned life insurance	139,044	140,086	139,482	139,351	138,744
Accrued interest and other assets	120,257	115,581	117,435	112,098	106,708
Total assets	$8,573,616	$7,939,056	$7,975,167	$8,128,417	$8,205,737

LIABILITIES
Noninterest-bearing deposits	$1,390,565	$1,461,189	$1,433,995	$1,414,635	$1,323,953
Interest-bearing deposits:	5,827,578	5,121,471	5,224,503	5,344,624	5,530,195
Total deposits	7,218,143	6,582,660	6,658,498	6,759,259	6,854,148
Short-term borrowings	11,951	6,271	4,031	11,181	8,256
Long-term debt	200,000	200,000	175,000	225,000	225,000
Subordinated notes	129,597	149,511	149,386	149,261	149,136
Operating lease liabilities	29,310	30,106	30,062	31,485	32,246
Accrued expenses and other liabilities	51,396	53,775	54,718	64,930	59,880
Total liabilities	7,640,397	7,022,323	7,071,695	7,241,116	7,328,666

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	302,696	301,640	300,634	302,829	301,262
Retained earnings	574,715	555,403	541,776	525,780	512,938
Accumulated other comprehensive loss, net of tax benefit	(31,636)	(34,969)	(37,922)	(43,992)	(41,623)
Treasury stock, at cost	(70,340)	(63,125)	(58,800)	(55,100)	(53,290)
Total shareholders’ equity	933,219	916,733	903,472	887,301	877,071
Total liabilities and shareholders’ equity	$8,573,616	$7,939,056	$7,975,167	$8,128,417	$8,205,737

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Assets	$8,191,010	$7,979,475	$7,981,043	$8,163,347	$8,005,265	$8,051,278	$7,808,514
Investment securities, net of allowance for credit losses	492,197	497,214	500,078	500,748	493,334	496,468	495,810
Loans and leases, gross	6,790,827	6,846,938	6,856,503	6,758,649	6,730,791	6,831,183	6,649,860
Deposits	6,836,043	6,633,250	6,617,653	6,804,483	6,641,324	6,696,449	6,433,737
Shareholders' equity	923,454	908,536	896,811	880,237	864,406	909,698	850,559

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
September 30, 2025
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Commercial, financial and agricultural	$996,612	$1,052,246	$1,034,361	$1,037,835	$1,044,043
Real estate-commercial	3,517,803	3,485,615	3,546,402	3,530,451	3,442,083
Real estate-construction	309,365	302,424	281,785	274,483	285,616
Real estate-residential secured for business purpose	545,191	535,210	536,082	536,095	530,674
Real estate-residential secured for personal purpose	974,395	984,166	992,767	994,972	969,562
Real estate-home equity secured for personal purpose	197,503	195,014	189,119	186,836	182,901
Loans to individuals	13,447	14,069	16,930	21,250	26,794
Lease financings	231,166	232,441	235,591	244,661	249,061
Total loans and leases held for investment, net of deferred income	6,785,482	6,801,185	6,833,037	6,826,583	6,730,734
Less: Allowance for credit losses, loans and leases	(86,527)	(86,989)	(87,790)	(87,091)	(86,041)
Net loans and leases held for investment	$6,698,955	$6,714,196	$6,745,247	$6,739,492	$6,644,693

Asset Quality Data (Period End)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Nonaccrual loans and leases, including nonaccrual loans held for sale	$27,330	$27,909	$11,126	$12,667	$15,319
Accruing loans and leases 90 days or more past due	829	125	322	321	310
Total nonperforming loans and leases	28,159	28,034	11,448	12,988	15,629
Other real estate owned	23,926	22,471	22,433	20,141	20,915
Repossessed assets	40	80	79	76	79
Total nonperforming assets	$52,125	$50,585	$33,960	$33,205	$36,623
Nonaccrual loans and leases / Loans and leases held for investment	0.40%	0.41%	0.16%	0.19%	0.23%
Nonperforming loans and leases / Loans and leases held for investment	0.41%	0.41%	0.17%	0.19%	0.23%
Nonperforming assets / Total assets	0.61%	0.64%	0.43%	0.41%	0.45%

Allowance for credit losses, loans and leases	$86,527	$86,989	$87,790	$87,091	$86,041
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	316.60%	311.69%	789.05%	687.54%	561.66%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	307.28%	310.30%	766.86%	670.55%	550.52%

	For the three months ended,					For the nine months ended,
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Net loan and lease charge-offs	$480	$7,807	$1,686	$767	$820	$9,973	$3,035
Net loan and lease charge-offs (annualized)/Average loans and leases	0.03%	0.46%	0.10%	0.05%	0.05%	0.20%	0.06%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2025
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Interest income	$109,648	$105,706	$103,416	$107,476	$106,438	$318,770	$304,879
Interest expense	48,324	46,165	46,635	52,004	53,234	141,124	149,181
Net interest income	61,324	59,541	56,781	55,472	53,204	177,646	155,698
Provision for credit losses	517	5,694	2,311	2,380	1,414	8,522	3,553
Net interest income after provision for credit losses	60,807	53,847	54,470	53,092	51,790	169,124	152,145
Noninterest income:
Trust fee income	2,230	2,146	2,161	2,265	2,110	6,537	6,226
Service charges on deposit accounts	2,302	2,258	2,194	2,192	2,037	6,754	5,890
Investment advisory commission and fee income	5,671	5,460	5,613	5,457	5,319	16,744	15,751
Insurance commission and fee income	5,468	5,261	6,889	4,743	5,238	17,618	17,606
Other service fee income	2,416	3,147	2,707	3,473	1,815	8,270	11,274
Bank owned life insurance income	1,908	1,012	1,959	1,012	921	4,879	2,849
Net gain on sales of investment securities	—	—	—	—	18	—	18
Net gain on mortgage banking activities	848	981	647	1,320	1,296	2,476	3,945
Other income	1,080	1,236	245	868	1,396	2,561	3,166
Total noninterest income	21,923	21,501	22,415	21,330	20,150	65,839	66,725
Noninterest expense:
Salaries, benefits and commissions	31,652	31,536	30,826	31,518	30,702	94,014	92,227
Net occupancy	2,675	2,739	2,853	2,751	2,723	8,267	8,274
Equipment	1,076	1,043	1,122	1,147	1,107	3,241	3,306
Data processing	4,263	4,408	4,364	4,146	4,154	13,035	12,810
Professional fees	1,876	1,597	1,797	1,669	1,579	5,270	4,733
Marketing and advertising	323	498	353	552	490	1,174	1,621
Deposit insurance premiums	1,195	1,074	1,151	1,102	1,097	3,420	3,330
Intangible expenses	106	131	130	155	164	367	539
Other expense	7,503	7,306	6,732	7,618	6,536	21,541	20,494
Total noninterest expense	50,669	50,332	49,328	50,658	48,552	150,329	147,334
Income before taxes	32,061	25,016	27,557	23,764	23,388	84,634	71,536
Income tax expense	6,422	5,038	5,162	4,823	4,810	16,622	14,546
Net income	$25,639	$19,978	$22,395	$18,941	$18,578	$68,012	$56,990
Net income per share:
Basic	$0.89	$0.69	$0.77	$0.65	$0.64	$2.36	$1.95
Diluted	$0.89	$0.69	$0.77	$0.65	$0.63	$2.34	$1.94
Dividends declared per share	$0.22	$0.22	$0.21	$0.21	$0.21	$0.65	$0.63
Weighted average shares outstanding	28,716,582	28,859,348	29,000,567	29,070,039	29,132,948	28,856,903	29,264,161
Period end shares outstanding	28,576,346	28,810,805	28,962,648	29,045,877	29,081,108	28,576,346	29,081,108

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2025

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Return on average assets	1.24%	1.00%	1.14%	0.92%	0.92%	1.13%	0.97%
Return on average shareholders' equity	11.02%	8.82%	10.13%	8.56%	8.55%	10.00%	8.95%
Return on average tangible common equity (1)(3)	13.68%	11.02%	12.69%	10.79%	10.84%	12.47%	11.40%
Net interest margin (FTE)	3.17%	3.20%	3.09%	2.88%	2.82%	3.15%	2.85%
Efficiency ratio (2)	60.2%	61.6%	61.6%	65.5%	65.7%	61.1%	65.8%

Capitalization Ratios
Dividends declared to net income	24.7%	31.8%	27.2%	32.2%	33.0%	27.6%	32.4%
Shareholders' equity to assets (Period End)	10.88%	11.55%	11.33%	10.92%	10.69%	10.88%	10.69%
Tangible common equity to tangible assets (1)	9.00%	9.52%	9.31%	8.92%	8.71%	9.00%	8.71%
Common equity book value per share	$32.66	$31.82	$31.19	$30.55	$30.16	$32.66	$30.16
Tangible common equity book value per share (1)	$26.45	$25.66	$25.06	$24.43	$24.05	$26.45	$24.05

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.85%	9.94%	9.80%	9.51%	9.53%	9.85%	9.53%
Common equity tier 1 risk-based capital ratio	11.40%	11.19%	10.97%	10.85%	10.88%	11.40%	10.88%
Tier 1 risk-based capital ratio	11.40%	11.19%	10.97%	10.85%	10.88%	11.40%	10.88%
Total risk-based capital ratio	14.28%	14.58%	14.35%	14.19%	14.27%	14.28%	14.27%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2025			June 30, 2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$395,944	$4,363	4.37%	$131,391	$1,371	4.19%
Other debt and equity securities	492,197	3,923	3.16	497,214	3,962	3.20
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,159	736	7.86	36,711	671	7.33
Total interest-earning deposits, investments and other interest-earning assets	925,300	9,022	3.87	665,316	6,004	3.62
Commercial, financial, and agricultural loans	949,676	17,223	7.20	1,005,784	17,686	7.05
Real estate—commercial and construction loans	3,705,154	55,469	5.94	3,692,262	54,165	5.88
Real estate—residential loans	1,719,844	21,846	5.04	1,727,381	21,772	5.06
Loans to individuals	13,497	308	9.05	15,575	337	8.68
Tax-exempt loans and leases	229,253	3,033	5.25	228,856	2,966	5.20
Lease financings	173,403	3,159	7.23	177,080	3,192	7.23
Gross loans and leases	6,790,827	101,038	5.90	6,846,938	100,118	5.86
Total interest-earning assets	7,716,127	110,060	5.66	7,512,254	106,122	5.67
Cash and due from banks	60,950			55,335
Allowance for credit losses, loans and leases	(88,202)			(88,127)
Premises and equipment, net	46,980			47,299
Operating lease right-of-use assets	26,901			26,948
Other assets	428,254			425,766
Total assets	$8,191,010			$7,979,475
Liabilities:
Interest-bearing checking deposits	$1,293,781	$8,685	2.66%	$1,216,909	$7,800	2.57%
Money market savings	1,915,501	18,765	3.89	1,754,428	16,945	3.87
Regular savings	724,927	1,068	0.58	700,762	749	0.43
Time deposits	1,482,837	15,100	4.04	1,541,008	16,261	4.23
Total time and interest-bearing deposits	5,417,046	43,618	3.19	5,213,107	41,755	3.21
Short-term borrowings	10,639	1	0.04	5,254	1	0.08
Long-term debt	200,000	2,145	4.26	200,549	2,128	4.26
Subordinated notes	139,127	2,560	7.30	149,444	2,281	6.12
Total borrowings	349,766	4,706	5.34	355,247	4,410	4.98
Total interest-bearing liabilities	5,766,812	48,324	3.32	5,568,354	46,165	3.33
Noninterest-bearing deposits	1,418,997			1,420,143
Operating lease liabilities	29,702			29,802
Accrued expenses and other liabilities	52,045			52,640
Total liabilities	7,267,556			7,070,939
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,185,809		2.67	6,988,497		2.65
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,063			301,016
Retained earnings and other equity	463,607			449,736
Total shareholders' equity	923,454			908,536
Total liabilities and shareholders' equity	$8,191,010			$7,979,475
Net interest income		$61,736			$59,957
Net interest spread			2.34			2.34
Effect of net interest-free funding sources			0.83			0.86
Net interest margin			3.17%			3.20%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.80	%		134.91	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $687 thousand and $689 thousand for the three months ended September 30, 2025 and June 30, 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2025 and June 30, 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$395,944	$4,363	4.37%	$270,724	$3,624	5.33%
Obligations of state and political subdivisions*	—	—	—	1,283	7	2.17
Other debt and equity securities	492,197	3,923	3.16	492,051	3,706	3.00
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,159	736	7.86	38,769	742	7.61
Total interest-earning deposits, investments and other interest-earning assets	925,300	9,022	3.87	802,827	8,079	4.00
Commercial, financial, and agricultural loans	949,676	17,223	7.20	997,465	18,459	7.36
Real estate—commercial and construction loans	3,705,154	55,469	5.94	3,592,556	52,672	5.83
Real estate—residential loans	1,719,844	21,846	5.04	1,692,361	21,127	4.97
Loans to individuals	13,497	308	9.05	26,651	549	8.20
Tax-exempt loans and leases	229,253	3,033	5.25	232,159	2,565	4.40
Lease financings	173,403	3,159	7.23	189,599	3,275	6.87
Gross loans and leases	6,790,827	101,038	5.90	6,730,791	98,647	5.83
Total interest-earning assets	7,716,127	110,060	5.66	7,533,618	106,726	5.64
Cash and due from banks	60,950			62,902
Allowance for credit losses, loans and leases	(88,202)			(86,517)
Premises and equipment, net	46,980			47,989
Operating lease right-of-use assets	26,901			29,620
Other assets	428,254			417,653
Total assets	$8,191,010			$8,005,265
Liabilities:
Interest-bearing checking deposits	$1,293,781	$8,685	2.66%	$1,215,166	$8,824	2.89%
Money market savings	1,915,501	18,765	3.89	1,849,628	21,213	4.56
Regular savings	724,927	1,068	0.58	727,395	878	0.48
Time deposits	1,482,837	15,100	4.04	1,491,560	17,255	4.60
Total time and interest-bearing deposits	5,417,046	43,618	3.19	5,283,749	48,170	3.63
Short-term borrowings	10,639	1	0.04	8,210	1	0.05
Long-term debt	200,000	2,145	4.26	247,826	2,781	4.46
Subordinated notes	139,127	2,560	7.30	149,068	2,282	6.09
Total borrowings	349,766	4,706	5.34	405,104	5,064	4.97
Total interest-bearing liabilities	5,766,812	48,324	3.32	5,688,853	53,234	3.72
Noninterest-bearing deposits	1,418,997			1,357,575
Operating lease liabilities	29,702			32,627
Accrued expenses and other liabilities	52,045			61,804
Total liabilities	7,267,556			7,140,859
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,185,809		2.67	7,046,428		3.01
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,063			300,565
Retained earnings and other equity	463,607			406,057
Total shareholders' equity	923,454			864,406
Total liabilities and shareholders' equity	$8,191,010			$8,005,265
Net interest income		$61,736			$53,492
Net interest spread			2.34			1.92
Effect of net interest-free funding sources			0.83			0.90
Net interest margin			3.17%			2.82%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.80	%		132.43	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $687 thousand and $897 thousand for the three months ended September 30, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$216,788	$7,094	4.38%	$159,114	$6,341	5.32%
Obligations of state and political subdivisions*	290	4	1.84	1,500	26	2.32
Other debt and equity securities	496,178	11,904	3.21	494,310	11,094	3.00
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,142	2,094	7.54	38,392	2,166	7.54
Total interest-earning deposits, investments and other interest-earning assets	750,398	21,096	3.76	693,316	19,627	3.78
Commercial, financial, and agricultural loans	981,956	51,929	7.07	972,003	52,429	7.21
Real estate—commercial and construction loans	3,700,553	162,310	5.86	3,572,375	153,890	5.75
Real estate—residential loans	1,725,423	65,160	5.05	1,657,142	61,095	4.92
Loans to individuals	16,148	1,038	8.59	26,928	1,639	8.13
Tax-exempt loans and leases	229,411	8,860	5.16	231,679	7,505	4.33
Lease financings	177,692	9,591	7.22	189,733	9,549	6.72
Gross loans and leases	6,831,183	298,888	5.85	6,649,860	286,107	5.75
Total interest-earning assets	7,581,581	319,984	5.64	7,343,176	305,734	5.56
Cash and due from banks	57,674			58,070
Allowance for credit losses, loans and leases	(88,052)			(86,435)
Premises and equipment, net	47,044			49,098
Operating lease right-of-use assets	27,200			30,359
Other assets	425,831			414,246
Total assets	$8,051,278			$7,808,514
Liabilities:
Interest-bearing checking deposits	$1,244,497	$23,560	2.53%	$1,163,526	$24,353	2.80%
Money market savings	1,836,983	53,745	3.91	1,749,592	59,564	4.55
Regular savings	709,493	2,580	0.49	752,336	2,712	0.48
Time deposits	1,500,137	47,467	4.23	1,384,576	47,019	4.54
Total time and interest-bearing deposits	5,291,110	127,352	3.22	5,050,030	133,648	3.54
Short-term borrowings	7,614	16	0.28	15,919	248	2.08
Long-term debt	205,952	6,634	4.31	263,380	8,441	4.28
Subordinated notes	145,926	7,122	6.53	148,944	6,844	6.14
Total borrowings	359,492	13,772	5.12	428,243	15,533	4.85
Total interest-bearing liabilities	5,650,602	141,124	3.34	5,478,273	149,181	3.64
Noninterest-bearing deposits	1,405,339			1,383,707
Operating lease liabilities	30,056			33,389
Accrued expenses and other liabilities	55,583			62,586
Total liabilities	7,141,580			6,957,955
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,055,941		2.67	6,861,980		2.90
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	301,908			300,224
Retained earnings and other equity	450,006			392,551
Total shareholders' equity	909,698			850,559
Total liabilities and shareholders' equity	$8,051,278			$7,808,514
Net interest income		$178,860			$156,553
Net interest spread			2.30			1.92
Effect of net interest-free funding sources			0.85			0.93
Net interest margin			3.15%			2.85%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.17	%		134.04	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.9 million and $2.0 million for the nine months ended September 30, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
September 30, 2025

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$448,366	8.4%
Animal Production	413,288	7.7
CRE - Multi-family	356,421	6.6
CRE - 1-4 Family Residential Investment	279,521	5.2
CRE - Office	256,336	4.8
Hotels & Motels (Accommodation)	238,680	4.4
CRE - Industrial / Warehouse	217,278	4.0
Specialty Trade Contractors	200,691	3.7
Nursing and Residential Care Facilities	167,358	3.1
Homebuilding (tract developers, remodelers)	164,095	3.1
Merchant Wholesalers, Durable Goods	134,234	2.5
Crop Production	132,372	2.5
Motor Vehicle and Parts Dealers	132,116	2.5
Repair and Maintenance	111,548	2.1
CRE - Mixed-Use - Residential	107,602	2.0
CRE - Mixed-Use - Commercial	99,810	1.9
Wood Product Manufacturing	95,624	1.8
Real Estate Lenders, Secondary Market Financing	92,254	1.7
Administrative and Support Services	89,330	1.7
Food Services and Drinking Places	88,826	1.7
Merchant Wholesalers, Nondurable Goods	84,534	1.6
Professional, Scientific, and Technical Services	81,206	1.5
Fabricated Metal Product Manufacturing	74,269	1.4
Amusement, Gambling, and Recreation Industries	72,892	1.4
Religious Organizations, Advocacy Groups	66,259	1.2
Personal and Laundry Services	63,955	1.2
Miniwarehouse / Self-Storage	63,941	1.2
Education	63,844	1.2
Food Manufacturing	55,063	1.0
Private Equity & Special Purpose Entities (except 52592)	50,895	0.9
Industries with >$50 million in outstandings	$4,502,608	83.9%
Industries with <$50 million in outstandings	$866,363	16.1%
Total Commercial Loans	$5,368,971	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$974,395
Real Estate-Home Equity Secured for Personal Purpose	197,503
Loans to Individuals	13,447
Lease Financings	231,166
Total Consumer Loans and Lease Financings	$1,416,511

Total	$6,785,482

Univest Financial Corporation
Non-GAAP Reconciliation
September 30, 2025

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the nine months ended,
(Dollars in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Net income	$25,639	$19,978	$22,395	$18,941	$18,578	$68,012	$56,990
Amortization of intangibles, net of tax	84	103	103	122	130	290	426
Net income before amortization of intangibles	$25,723	$20,081	$22,498	$19,063	$18,708	$68,302	$57,416

Shareholders' equity	$933,219	$916,733	$903,472	$887,301	$877,071	$933,219	$877,071
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(1,966)	(2,040)	(2,104)	(2,263)	(2,147)	(1,966)	(2,147)
Tangible common equity	$755,743	$739,183	$725,858	$709,528	$699,414	$755,743	$699,414

Total assets	$8,573,616	$7,939,056	$7,975,167	$8,128,417	$8,205,737	$8,573,616	$8,205,737
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(1,966)	(2,040)	(2,104)	(2,263)	(2,147)	(1,966)	(2,147)
Tangible assets	$8,396,140	$7,761,506	$7,797,553	$7,950,644	$8,028,080	$8,396,140	$8,028,080

Average shareholders' equity	$923,454	$908,536	$896,811	$880,237	$864,406	$909,698	$850,559
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (a)	(1,983)	(2,068)	(2,162)	(2,146)	(2,086)	(2,071)	(2,209)
Average tangible common equity	$745,961	$730,958	$719,139	$702,581	$686,810	$732,117	$672,840

(a) Amount does not include mortgage servicing rights